UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2010

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events

Glumetza® 500mg Supply Disruption

As previously disclosed, in June 2010, Depomed, Inc. (the “Company”) temporarily suspended product shipments of 500mg Glumetza product to its customers in connection with the Company’s voluntary, class 2, wholesaler-level recall of fifty-two lots of 500mg Glumetza due to the presence of trace amounts of a chemical called 2,4,6-tribromoanisole (TBA) in bottles containing the 500mg formulation of Glumetza (metformin hydrochloride extended release tablets).

The health effects of TBA have not been well studied, although no serious adverse events associated with TBA have been documented in the medical literature.  TBA has been found in food products (such as wine and milk) at levels greater than those detected in the Glumetza tablet bottles.

The Company’s investigation into the 500mg Glumetza supply chain is ongoing.  Based on the results of its investigation to date, the Company has determined that additional actions are required prior to resuming shipments of Glumetza 500mg to customers.  The Company currently expects to resume product shipments in mid-to-late fourth quarter 2010, although there is a possibility resupply will occur sooner.

The timing for resupply will ultimately depend on several factors, including the effectiveness of the Company’s ongoing corrective actions, as well as any communications and discussions with the United States Food and Drug Administration, or FDA.

If the Company determines not to establish resupply at the manufacturing facility currently utilized for Glumetza 500mg, the Company may move all or part of the Glumetza 500mg manufacturing operation to an alternate site, which would likely result in an extended delay before the product would be available for commercial sale.

The 1000mg formulation of Glumetza is not subject to the recall and is currently being sold to customers.  As previously disclosed by the Company, Biovail, the sole supplier for the 1000mg formulation of Glumetza, has moved its Glumetza tablet manufacturing operation to a Biovail site in Canada.  The Company expects to receive approval from the FDA to begin manufacturing at that site in October 2010.  If that approval is delayed, the Company may experience a supply disruption of the 1000mg formulation of Glumetza.

The 500mg supply disruption is expected to adversely affect the Company’s Glumetza product revenues in the third fiscal quarter of 2010, and may adversely affect future periods.  The Company continues to expect to end 2010 with $59 million to $65 million in cash, cash equivalents and short-term investments.

Forward-Looking Statements

The statements that are not historical facts contained in this Form 8-K are forward-looking statements that involve risks and uncertainties including, but not limited to:  the duration of the Glumetza 500mg supply disruption; the effect of the supply disruption on the Company’s future product revenue and financial position; the Company’s ability to continue to supply Glumetza 1000mg and the anticipated timing for receipt FDA approval for the site change; changes in the Company’s understanding of the circumstances causing the presence of TBA in the Glumetza 500mg bottles; the potential health effects of TBA; and other risks detailed in the Company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: August 20, 2010	By:	Matthew M. Gosling
Matthew M. Gosling
Vice President and General Counsel